UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On July 20, 2006, at the annual meeting of stockholders of EnerSys (the “Company”), the stockholders of the Company approved the Company’s 2006 Equity Incentive Plan (the “2006 EIP”). The 2006 EIP became effective on June 16, 2006, the date of its approval by the Company’s Board of Directors, subject to stockholder approval. The 2006 EIP will automatically terminate on June 16, 2016, unless earlier terminated by the Board.

The 2006 EIP authorizes the grant of “non-qualified” stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to our employees, directors and affiliates. A maximum of 2,600,000 shares of the Company’s common stock may be subject to awards under the 2006 EIP. The number of shares issued or reserved pursuant to the 2006 EIP (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in our common stock. The maximum number of shares of common stock that may be granted in connection with awards granted under the 2006 EIP to any participant during any calendar year may not exceed 300,000 shares.

The 2006 EIP is administered by the Compensation Committee of the Board, which has the sole discretion to determine the employees and directors to whom awards may be granted under the 2006 EIP, the manner in which such awards will vest and the other conditions applicable to awards. Options, stock appreciation rights, restricted stock and other stock-based awards may be granted by the Compensation Committee to employees and directors in such numbers and at such times during the term of the 2006 EIP in the Compensation Committee’s discretion.

Vesting of awards granted under the 2006 EIP may be subject to the satisfaction of one or more performance goals established by the Compensation Committee. The performance goals may vary from participant to participant, group to group, and period to period, may be based on a specified increase or decrease in any measure, and may be measured on an absolute or relative basis or in comparison to a peer group or other market measure.

The foregoing summary description of the 2006 EIP is qualified in its entirety by reference to the actual terms of the 2006 EIP, which is attached hereto as Exhibit 10.1. For additional information regarding the 2006 EIP, refer to Proposal 2 (Approval of EnerSys 2006 Equity Incentive Plan) on pages 10-13 of our 2006 Proxy Statement, as filed with the Securities and Exchange Commission on June 19, 2006, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 26, 2006, EnerSys issued a press release announcing that it had entered into a definite agreement to purchase the assets of Chaozhou Xuntong Power Source System Company Limited. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	EnerSys 2006 Equity Incentive Plan

99.1	Press Release, dated July 26, 2006, of EnerSys regarding the Chaozhou Xuntong Power Source System Company Limited transaction.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006	EnerSys

	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	EnerSys 2006 Equity Incentive Plan

EX-99.1	Press Release (see attached file)